Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED AGREEMENT

AMENDED AND RESTATED AGREEMENT, dated as of April 26, 2013 (this “Agreement”), by and among Emisphere Technologies, Inc., a Delaware corporation (hereinafter, “Emisphere”), MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”), MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”), MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”) and MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”) and Novo Nordisk A/S, a Danish corporation (hereinafter, “Novo Nordisk”). Each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA shall be referred to herein collectively as “MHR”.

WITNESSETH:

WHEREAS, Emisphere and Novo Nordisk have entered into that certain Development and License Agreement (GLP-1), dated as of June 21, 2008, (the “Original GLP-1 License Agreement”), as amended by the Amendment to the Development and License Agreement, effective as of November 13, 2008 (“GLP-1 Amendment No. 1”), and the Side Letter to the Development and License Agreement, dated March 9, 2009 (the “Side Letter”), as previously provided to MHR;

WHEREAS, Emisphere and Novo Nordisk have entered into that certain Development and License Agreement (Insulin), dated as of December 20, 2010 as previously provided to MHR (the “Insulin License Agreement”);

WHEREAS, upon the simultaneous execution of this Agreement, Emisphere and Novo Nordisk are entering into Amendment No. 2 to the Original GLP-1 License Agreement, attached hereto as Exhibit A (“GLP-1 Amendment No. 2” and, together with the Original GLP-1 License Agreement, GLP-1 Amendment No. 1 and the Side Letter, the “GLP-1 License Agreement”). The GLP-1 License Agreement and the Insulin License Agreement are hereinafter each referred to individually as a “Novo Nordisk Agreement” and collectively, as the “Novo Nordisk Agreements”);

WHEREAS, Emisphere and (i) MHR Capital Partners (500) LP, (ii) Capital Partners (100), (iii) Institutional Partners II and (iv) Institutional Partners IIA entered into the Investment and Exchange Agreement, dated as of September 26, 2005 (the “Investment and Exchange Agreement”); Emisphere and Institutional Partners IIA entered into the Senior Secured Term Loan Agreement, dated as of September 26, 2005, as amended by Amendment No. 1 dated November 11, 2005 (the “Loan Agreement”); Emisphere and each other Grantor (as defined below) from time to time party thereto and Institutional Partners IIA entered into the Pledge and Security Agreement, dated as of September 26, 2005 (as amended, the “Pledge and Security Agreement”); pursuant to the Investment and Exchange Agreement, Emisphere issued the 11% Senior Secured Convertible Notes, each dated May 16, 2006 to each of (i) Master Account (as assignee from MHR Capital Partners (500) LP), (ii) Capital Partners (100), (iii) Institutional Partners II and (iv) Institutional Partners IIA (the “Convertible Notes,”); Emisphere and MHR entered into the 13% Senior Secured Promissory Notes, dated October 17, 2012 (the “Bridge

Notes” and, together with the Convertible Notes, Pledge and Security Agreement, the Investment and Exchange Agreement, the Loan Agreement and any related documents, and any other secured loan agreements or other agreements granting MHR a security interest over any Licensed IP that may be entered into between MHR and Emisphere after the date hereof, each as amended from time to time, the “Investment Agreements”);

WHEREAS, pursuant to and in connection with the Investment Agreements, Institutional Partners IIA was granted a security interest in and over all of Emisphere’s assets, including the Licensed IP (as defined below), in respect of monies owed and other obligations secured (the “Security Interest”);

WHEREAS, Emisphere, Novo Nordisk and MHR have entered into that certain Agreement, dated as of June 21, 2008 (the “Original Agreement”) pursuant to which, inter alia, MHR (i) consented to the execution by, and performance of, Emisphere of the Original GLP-1 License Agreement and (ii) agreed to forbear, under certain circumstances specified in the Original Agreement, the exercise of certain rights under Section 6.5 of the Pledge and Security Agreement;

WHEREAS, Emisphere, Novo Nordisk and MHR have entered into that certain Amended and Restated Agreement, dated as of December 20, 2010 (the “2010 Agreement”) amending and restating the Original Agreement pursuant to which, inter alia, MHR (i) consented to the execution by, and performance of, Emisphere of the Insulin License Agreement and (ii) agreed to forbear, under certain circumstances specified in the 2010 Agreement, the exercise of certain rights under Section 6.5 of the Pledge and Security Agreement;

WHEREAS, Emisphere did not pay the amounts due and payable under the Convertible Notes on the maturity date thereof (the “Payment Default”);

WHEREAS, simultaneously with the execution of GLP-1 Amendment No. 2, Emisphere, Novo Nordisk and MHR desire to amend and restate the 2010 Agreement in its entirety and enter into this Agreement on the express terms and conditions provided herein;

WHEREAS, the effectiveness of this Agreement is conditioned upon the payment by Novo Nordisk to Emisphere of $10 million pursuant to the GLP-1 Amendment No. 2.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

1. Definitions.

(a) For purposes of this Agreement:

“Bankruptcy Code” means the Bankruptcy Code of the United States.

“Financial Obligations” shall have the meaning set forth in Section 1 of the License Agreement.

“Foreclosed IP” means the Initial Foreclosed IP and Purchased Foreclosed IP, collectively.

“Foreclosure” or “Foreclosed” occurs when all of the following events have occurred (a) an Event of Default (as defined in the Loan Agreement, Convertible Notes or the Bridge Notes) has occurred, (b) with respect to all or any portion of the Licensed IP, Institutional Partners IIA or any of its affiliated funds forecloses on, conducts, controls or substantially directs a foreclosure sale, or is granted ownership or legal or equitable title to under or in connection with a plan of reorganization or similar arrangement, and (c) Institutional Partners IIA or any of its affiliated funds takes possession of, acquires, is granted ownership rights as the holder of legal or equitable title to all or any portion of the Licensed IP, or such Licensed IP is sold to a third party pursuant to a foreclosure sale.

“Foreclosure Notice” means written notification by Institutional Partners IIA to Novo Nordisk that Institutional Partners IIA has Foreclosed on any Licensed IP, which notice shall state the date of such Foreclosure, describe the Licensed IP so foreclosed and specify the Novo Nordisk Agreement(s) covering such Licensed IP.

“Foreclosure Purchaser” means one or more third parties that acquires all or any portion of any Initial Foreclosed IP or Licensed IP as a result of a Foreclosure.

“Grantor” shall have the meaning set forth in the Pledge and Security Agreement.

“Initial Foreclosed IP” means any Licensed IP that has been Foreclosed upon by Institutional Partners IIA or any of its affiliates, at any time, and as to which Institutional Partners IIA or any of its affiliates takes ownership or legal or equitable title.

“License Agreement” shall have the meaning set forth in Section 4(a) herein.

“License Conditions” shall have the meaning set forth in Section 4(a) herein.

“Licensed IP” shall have the meaning set forth in Exhibit B of the License Agreement.

“Purchased Foreclosed IP” means (i) such of the Initial Foreclosed IP as is purchased by one or more Foreclosure Purchaser(s) or (ii) Licensed IP, in whole or in part, the legal or equitable title or ownership of which passes directly to one or more Foreclosure Purchaser(s) as a result of a Foreclosure.

(b) Changes to Capitalized Terms. If any of the terms defined in the Investment Agreements and used herein are changed after the date of this Agreement due to a change in the Investment Agreements, Emisphere hereby agrees to provide prompt notice to Novo Nordisk of such changes no later than three (3) business days after such changes are made.

2. Grant of License. Novo Nordisk hereby agrees and acknowledges that pursuant to Section 6.5 of the Pledge and Security Agreement, Emisphere has granted MHR a license as follows: “Each Grantor hereby grants to the Secured Party for its own behalf and on behalf of the Lenders an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent Collateral, Trademark Collateral, Copyright Collateral or Know-How Collateral now owned or licensed or hereafter acquired or licensed by such Grantor (to the extent and only to the extent any of the foregoing does not constitute Excluded Collateral), wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Secured Party shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Secured Party shall be exercised, at the option of the Secured Party, and only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.”

3. MHR’s Forbearance From Exercising Certain License Rights. Prior to a Foreclosure, with respect to each Novo Nordisk Agreement and on a Novo Nordisk Agreement-by-Novo Nordisk Agreement basis, MHR hereby agrees that upon the occurrence of an Event of Default or other similar event occurring under the Investment Agreements, it will forebear from exercising its license rights under Section 6.5 of the Pledge and Security Agreement or any similar right occurring under the Investment Agreements only with respect to, and to the extent, the Licensed IP is licensed to Novo Nordisk, its assignees, sublicensees and successors and assigns by Emisphere and its successors and assigns under the Novo Nordisk Agreements; provided that: (x) the Novo Nordisk Agreement remains in effect and (y) Novo Nordisk, subject to any applicable cure period, is in material compliance with the Novo Nordisk Agreement and performs all of its obligations thereunder. For the avoidance of doubt, the immediately foregoing sentence shall not in any manner whatsoever restrict or prevent MHR’s right to effect a Foreclosure with respect to any Licensed IP. Novo Nordisk agrees that any non-compliance that could reasonably materially adversely affect MHR’s rights and interests in Emisphere under the Investment Agreements or nonpayment of any payment obligations under a Novo Nordisk Agreement or any failure to comply with the election or other requirements of a licensee under Section 365(n) of the Bankruptcy Code, in each case, shall be deemed a material non-compliance.

4. License Agreement

(a) Concurrent with the entry into this Agreement, Institutional Partners IIA and Novo Nordisk shall have executed a license agreement in the form attached as Exhibit B hereto (the “License Agreement”), provided that the License Agreement shall become effective only with respect to Foreclosed IP, on a Novo Nordisk Agreement-by-Novo Nordisk Agreement basis, and only immediately upon the satisfaction in full of all of the following conditions precedent (collectively, the “License Conditions”):

(i) a Foreclosure occurs;

(ii) at the time of such Foreclosure, subject to any cure period provided in respect of the applicable Novo Nordisk Agreement covering such Licensed IP, no material breach by Novo Nordisk in respect of the applicable Novo Nordisk Agreement has occurred and is continuing; and

(iii) the applicable Novo Nordisk Agreement covering the applicable Foreclosed IP has not been terminated in accordance with its terms (it being acknowledged and agreed that any Novo Nordisk Agreement that is rejected (whether by a debtor-in-possession, a trustee or otherwise) in a bankruptcy proceeding by Emisphere shall not be deemed to have been terminated in accordance with its terms for purposes of this Section 4(a)(iii) so long as Novo Nordisk has validly complied with the election requirements of Section 365(n) of the Bankruptcy Code and is in full compliance with the applicable Novo Nordisk Agreement as required by Section 365(n) of the Bankruptcy Code).

(b) The parties hereto hereby agree that so long as and to the extent that Novo Nordisk has performed and is continuing to perform all of Novo Nordisk’s obligations under the License Agreement, including the obligation to pay the Financial Obligations as and when they become due to Institutional Partners IIA, Novo Nordisk shall not be obligated to perform any obligations under the applicable Novo Nordisk Agreement to the extent related to the Foreclosed IP, including the obligation to pay to Emisphere any Financial Obligations that would otherwise be owed to Emisphere in respect of such Foreclosed IP or for any other Licensed IP covered by the same Novo Nordisk Agreement, and any Financial Obligations owing to Emisphere in respect of such Foreclosed IP or any other Licensed IP covered by the same Novo Nordisk Agreement shall be reduced to zero. Emisphere hereby expressly irrevocably waives any right it has to performance of such obligations, including payment of any such Financial Obligations, and such waiver should not be deemed a setoff of obligations otherwise owed to Emisphere.

(c) Institutional Partners IIA hereby agrees to provide Novo Nordisk with a Foreclosure Notice promptly following consummation of any Foreclosure.

(d) By entry into this Agreement or the execution of the License Agreement, none of Emisphere, Institutional Partners IIA or Novo Nordisk shall be deemed to have waived, limited or extinguished any claims or rights to assert that any of them has breached any agreement or obligation or committed any other act or omission. For the avoidance of doubt, and without limiting the foregoing, Institutional Partners IIA shall not be deemed to have waived, limited or extinguished any claims or rights that it may assert under or with respect to the Novo Nordisk Agreements despite having executed the License Agreement or such License Agreement having become effective.

(e) MHR’s agreement hereunder shall not otherwise affect, modify, change or amend (i) any of the Investment Agreements, including Section 6.5 of the Pledge and Security Agreement, or MHR’s rights and remedies thereunder, which Investment Agreements shall continue in full force and effect or (ii) any of MHR’s rights or remedies under the Investment Agreements arising as a result of or in connection with the Payment Default.

5. MHR’s Consent to GLP-1 Amendment No. 2. Each of Emisphere and Novo Nordisk hereby acknowledge and agree that Section 4.1 of the Pledge and Security Agreement prohibits each Grantor from entering into any agreement or undertaking restricting the right or ability of such Grantor or the Secured Party (as defined therein) on its own behalf and on behalf of the Lenders (as defined therein) to sell, assign or transfer any of the Collateral (as defined therein) without the prior written consent of the Secured Party, except as permitted under the Loan Documents (as defined therein) and that, accordingly, Emisphere required MHR’s consent to the execution of the Original GLP-1 License Agreement as of the date of the Original GLP-1 License Agreement and requires MHR’s consent to the execution of GLP-1 Amendment No. 2. In reliance on this Agreement, MHR hereby consents to Emisphere entering into GLP-1 Amendment No. 2.

6. Amendments to the Novo Nordisk Agreement. With respect to each Novo Nordisk Agreement and on a Novo Nordisk Agreement-by-Novo Nordisk Agreement basis, each of Emisphere and Novo Nordisk hereby agree that any modification or amendment to any Novo Nordisk Agreement that could adversely affect MHR’s rights and interests in Emisphere under the Investment Agreements (including Section 6.5 of the Pledge and Security Agreement) shall require the prior written consent of MHR, which consent shall not be unreasonably withheld or delayed (it is further agreed that MHR’s determination not to give such consent shall be deemed reasonable if made in good faith); provided, that if MHR determines not to grant such consent, MHR shall give notice to Novo Nordisk and Emisphere of such determination and, for a period commencing with the delivery of such notice and ending three (3) business days thereafter, the parties will discuss the proposed modification or amendment to the applicable Novo Nordisk Agreement in good faith to attempt to resolve their differences and agree upon a mutually acceptable amendment or modification. Following the end of such period of three (3) business days, MHR will give Novo Nordisk and Emisphere notice of its final determination of whether to grant its consent to any then proposed amendment or modification); provided, however, that the selection of additional Program Carriers (as defined in the Novo Nordisk Agreements) in accordance with Section 2 of the relevant Novo Nordisk Agreement or update of the Licensed Patents listed in the respective Exhibits shall not be deemed to be a modification or an amendment for purposes of this Section 6.

7. Investment Agreements Unchanged; No Reliance. (a) Emisphere agrees and acknowledges that except as expressly provided herein, the Investment Agreements are unmodified in any way and remain in full force and effect. Except as expressly provided herein, each of MHR and Emisphere agree and acknowledge, each for itself, severally and not jointly, that execution of this Agreement by MHR or Emisphere, as applicable, does not and shall not constitute a waiver of any rights or remedies to which MHR or Emisphere, as applicable, is entitled pursuant to the Investment Agreements, nor, except as expressly provided herein, shall the same constitute a waiver of any default or event of default (including any Event of Default as defined in any of the Investment Agreements) with respect to the Investment Agreements. In furtherance of the foregoing, except as expressly provided for in Section 3 of this Agreement, the entering into of this Agreement by MHR does not constitute a waiver of any rights or remedies to which MHR is or may be entitled as a result of or in connection with the Payment Default under the Investment Agreements or otherwise.

(b) Novo Nordisk hereby acknowledges and agrees that it does not and shall not rely on this Agreement or the License Agreement or any portion hereof or thereof, except for rights that are expressly provided to Novo Nordisk herein or in the License Agreement, in order to assert any waiver in connection with Institutional Partners IIA’s Collateral (as defined in the Pledge and Security Agreement) or any of Institutional Partners IIA’s rights under the Investment Agreements in any manner whatsoever.

8. Representations and Warranties. Each of the parties to this Agreement represents and warrants to the other parties to this Agreement that: (a) it has all requisite power and authority to execute and deliver this Agreement and to carry out the provisions hereof and the transactions contemplated hereby; (b) all necessary action on the part of such party and its officers, directors, partners, members and shareholders (as applicable) necessary for the authorization of this Agreement and the performance of all obligations of such party hereunder has been taken; and (c) this Agreement, when executed and delivered by all parties, will be a valid and binding agreement of such party enforceable in accordance with its terms. Emisphere and Novo Nordisk represent and warrant to MHR that (i) GLP-1 Amendment No. 2 attached as Exhibit A hereto is a complete and true copy of such agreement, to be executed by them simultaneously with the execution of this Agreement and that (ii) to its knowledge (A) the Novo Nordisk Agreements are in full force and effect and (B) that each of Emisphere and Novo Nordisk, respectively, are in material compliance with the terms thereof.

9. Notices. (a) Emisphere hereby agrees to provide prompt notice to: (i) MHR, with a copy to Novo Nordisk, upon any failure by Novo Nordisk to perform any of its obligations pursuant to, or its material noncompliance with or material breach of, any of the Novo Nordisk Agreements, which notice to MHR shall be provided by Emisphere no later than three (3) business days after becoming aware of such failure to perform, material noncompliance or breach and (ii) Novo Nordisk, if (A) a formal notice of the occurrence of an Event of Default is delivered by MHR pursuant to the Pledge and Security Agreement which notice to Novo Nordisk shall be provided by Emisphere no later than three (3) business days after receipt of the formal notice from MHR or (B) there is any undisputed or disputed allegation in good faith by Emisphere in writing that Novo Nordisk has materially breached a Novo Nordisk Agreement which notice to Novo Nordisk shall be provided by Emisphere no later than three (3) business days after such allegation is made in writing.

(b) All notices and other communications under this Agreement only shall be in writing, shall be effective when received, and shall be deemed to have been received:

(i) on the date of delivery, if delivered personally to one of the office holders of the other party set forth in Section 9(b)(ii); or

(ii) on the second business day after the business day of deposit with Federal Express or other similar courier for overnight delivery, freight prepaid, in each the case, addressed as follows (until the address is changed by notice duly given):

To Emisphere:

Emisphere Technologies, Inc.

240 Cedar Knolls Road, Suite 200

Cedar Knolls, NJ 07927

Attention: President and CEO

Fax: +1 (973) 532-8115

With copy to:

Emisphere Technologies, Inc.

240 Cedar Knolls Road, Suite 200

Cedar Knolls, NJ 07927

Attention: Vice President and CFO

Fax: +1 (973) 532-8115

To Novo Nordisk:

Novo Nordisk A/S

Novo Allé

2880 Bagsvaerd, Denmark

Attention: Head of Corporate Alliance Management

Fax: +45 4442-1830

With copy to:

Novo Nordisk A/S

Novo Allé

2880 Bagsvaerd, Denmark

Attention: General Counsel

Fax: +45 4498-0670

To MHR:

MHR Institutional Partners IIA LP

40 West 57th Street, 24th Floor

New York, NY 10019, USA

Attention: Janet Yeung

Fax: +1 (212) 262-9356

With copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036, USA

Attention: Doron Lipshitz; David Schultz

Fax: +1 (212) 326-2061

10. Confidentiality. (a) Except as expressly provided in this Section 10, this Agreement and the matters set forth herein, as well as any notices received and delivered under this Agreement (collectively, the “Confidential Information”), shall remain strictly confidential and in addition, no party to this Agreement shall, directly or indirectly, discuss with or disclose to any third party any Confidential Information except (i) if in the advice of such party’s counsel, disclosure of such Confidential Information is necessary for such party not to be in violation of or default under any applicable law (including, without limitation, any statute, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, other applicable judicial or governmental order, legal process, fiduciary or similar duties or otherwise (collectively, the “Legal Requirements”)), provided that: (A) to the extent practical and permitted under any applicable Legal Requirements, such party shall promptly notify each other party hereto so that such other party may, at its sole cost, expense and in its sole discretion, seek any appropriate protective order and/or take any other appropriate action; provided, however, that such notice shall not be required by MHR or its affiliates (excluding Emisphere) prior to filings made with and to the extent required or requested by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory body and (B) in the event that such protective order is not obtained, only the portion of material which, in the advice of such person’s counsel is required to be disclosed under any applicable Legal Requirements may be disclosed, and the disclosing party shall use its good faith efforts to obtain assurance that confidential treatment will be accorded such material; (ii) if such third party has been or will be provided such information by Emisphere or MHR in connection with considering a potential transaction relating to the Investment Agreements or Emisphere, in each case in any manner whatsoever, and such third party has entered into a confidentiality agreement with Emisphere or MHR, as applicable, on terms that are at least as protective as those contained in this paragraph; or (iii) to the extent that the other parties hereto have provided prior written consent to such disclosure. Confidential Information shall not include any information that is in the public domain or any Confidential Information that subsequently enters the public domain without fault on the part of the party receiving such information. Each party agrees to consult with each other party on the possible redaction of certain provisions, schedules, exhibits and attachments to this Agreement and the Novo Nordisk Agreements that contain information which is Confidential Information in connection with any filings made by a party with the SEC (or other regulatory body) or as otherwise required by law; provided, however, that each party may make its own final determination of its filing obligation (including without limitation the timing of such filing) and effect such filing accordingly and without any obligation to delay such filing. The parties agree that they have complied with this Section 10 in all respects if MHR files this Agreement and the License Agreement, including any exhibits hereto or thereto, without redaction with the SEC after the date hereof.

(b) Notwithstanding the foregoing, MHR may disclose Confidential Information (i) to any of MHR’s affiliates, potential investors and potential financing sources or any acquirer or potential acquirer of assets and their respective representatives who have a need to know such Confidential Information in connection with the evaluation and/or negotiation of a potential transaction relating to the Investment Agreements or Emisphere; provided, that: (A) the person to whom such Confidential Information is disclosed has previously entered into a confidentiality agreement with Emisphere or MHR, as applicable, on terms that are at least as protective as those contained in the preceding paragraph 10(a) and (B) any such review by such person shall be solely for purposes of evaluating a potential transaction relating to the Investment Agreements or Emisphere; or (ii) to any of MHR’s affiliates, equity interest holders, principals, officers, directors, employees, agents and consultants who need to know such Confidential Information in their capacity as the foregoing and who are subject to obligations of confidentiality on customary terms.

(c) Notwithstanding anything else to the contrary in this Agreement, each of Novo Nordisk and Emisphere acknowledges and agrees that, subject to MHR’s agreement concerning disclosure of the Confidential Information as provided in the immediately two preceding paragraphs, MHR and its affiliates are in the business of making investments in, and otherwise engaging in, businesses which may or may not be in competition with Novo Nordisk or Emisphere or otherwise related to its or its affiliates’ respective business and that, except to the extent that such activities involve the disclosure of the Confidential Information that would be prohibited hereunder, this Agreement in no way limits or restricts MHR’s or its affiliates’ ability to make such investments or engage in such businesses. Furthermore, subject to the other provisions of this Section 10, in the event that MHR exercises any of the rights provided hereunder, MHR agrees to use commercially reasonable efforts to maintain the confidentiality of any Confidential Information.

11. Effectiveness and Termination. This Agreement will come into effect upon Emisphere’s receipt of Novo Nordisk’s payment of $10 million to Emisphere pursuant to the GLP-1 Amendment No. 2 and shall remain in effect until the earlier of:

(a) with respect to the rights and obligations of all of the parties hereto, the termination or release of all of Institutional Partners IIA’s security interest and all other rights in the Pledge and Security Agreement in and as applicable to all of the Licensed IP, except if such release has occurred as result of a Foreclosure;

and

(b) with respect to the rights and obligations of all of the parties hereto, termination of this Agreement in its entirety immediately upon Institutional Partners IIA or one or more Foreclosure Purchaser(s), as applicable, entering into License Agreements as to all of the Licensed IP as a result of Foreclosure on all of the Licensed IP and such License Agreements becoming fully effective as set forth in Section 4(a) hereof.

Upon termination of this Agreement with respect to all Licensed IP as provided in this Section 11, all rights, duties and obligations of the parties hereto shall cease to have any force or effect and the parties shall no longer be bound by, and shall not have any obligations or duties under this Agreement.

12. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to conflicts of law or choice of law principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The undersigned hereby agree that any suit or proceeding arising out of or relating to this Agreement shall be had in the Federal courts in the Borough of Manhattan in The City of New York, and hereby consent to jurisdiction and venue in such courts.

13. Entire Agreement, Assignment, etc. (a) This Agreement (including Exhibit A and Exhibit B attached hereto) contains the entire understanding and agreement of the parties hereto and supersedes all prior agreements, understandings and negotiations between the parties hereto relating to the subject matter hereof.

(b) The invalidity or unenforceability of any of the provisions of this Agreement shall not affect the validity or enforceability of any other provisions hereof, which shall remain in full force and effect.

(c) The benefits of this Agreement shall inure to the parties hereto and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

(d) Novo Nordisk agrees that it will not, directly or indirectly, assign or otherwise transfer this Agreement to any person without MHR’s prior written consent which consent shall not be unreasonably withheld or delayed, except for simultaneous assignment or transfer of this Agreement, the Novo Nordisk Agreements and the License Agreement to the same assignee or transferee which shall not require any prior consent. For the avoidance of doubt, in the relationship between Novo Nordisk and Emisphere (in the case of Emisphere, subject to any obligations or limitations of Emisphere pursuant to any agreements to which it is a party) the relevant Novo Nordisk Agreement shall govern ability to assign the relevant Novo Nordisk Agreement. Also for the avoidance of doubt, Novo Nordisk may elect to assign one but not the other Novo Nordisk Agreement and shall be permitted simultaneously with the transfer or assignment of the relevant Novo Nordisk Agreement to assign or transfer to the same assignee or transferee, all (but not less than all) of the rights and obligations of Novo Nordisk under this Agreement and the License Agreement with respect to the relevant Novo Nordisk Agreement pursuant to an agreement which is the same as this Agreement (whereupon the obligations of the parties under this Agreement relating to the relevant Novo Nordisk Agreement being transferred shall automatically terminate immediately following the execution and consummation of such Novo Nordisk Agreement with the assignee or transferee).

(e) MHR may assign or otherwise transfer this Agreement and the rights and obligations hereunder without the prior written consent of Novo Nordisk, provided that any such assignment or transfer of this Agreement (prior to its termination as provided herein) must be made together with the License Agreement (which effectiveness shall continue to be subject to and depending upon the occurrence of all of the License Conditions and the other terms thereof) and each of the Investment Agreements that are applicable or related to the Licensed IP then applicable to this Agreement; provided, however, that regardless of whether the License Conditions have been satisfied, at no time may MHR assign or otherwise transfer any of its security interests in or liens on any of the Licensed IP other than with the simultaneous assignment of this Agreement and the License Agreement.

(f) Emisphere may not assign this Agreement without the written consent of Novo Nordisk and MHR.

(g) Notwithstanding anything in this Agreement to the contrary, including this Section 13, Novo Nordisk may assign or otherwise transfer this Agreement without any prior consent to any of its controlled subsidiaries that agree in writing to be bound by the terms hereof.

(h) This Agreement may only be amended or modified by a writing signed by the parties hereto.

(i) All agreements, covenants, representations and warranties by Emisphere, Novo Nordisk or MHR, as the case may be, are given, made or provided by and for each of them each for itself, severally and not jointly.

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IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

NOVO NORDISK A/S

By:	/s/ Peter Kurtzhals
Name:	Peter Kurtzhals
Title:	Senior Vice President, Head of Diabetes Research

Accepted and agreed to as of the date set forth above:

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Alan L. Rubino
Name:	Alan L. Rubino
Title:	President and Chief Executive Officer

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

[Amended and Restated Agreement Signature Page]

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

[Amended and Restated Agreement Signature Page]